UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.)

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Nexstar Media Group, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Nexstar Media Group, Inc.

545 E. John Carpenter Freeway, Suite 700

Irving, Texas 75062

ADDITIONAL INFORMATION REGARDING THE 2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, JUNE 3, 2020

The following information notifying stockholders of Nexstar Media Group, Inc. (the “Company”) of a change in meeting location relates to the Company’s Proxy Statement, dated April 28, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company’s 2020 Annual Meeting of Stockholders to be held on Wednesday, June 3, 2020. This information is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about May 22, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT. EXCEPT AS AMENDED OR SUPPLEMENTED BY THE INFORMATION CONTAINED IN THIS NOTICE, ALL OF THE INFORMATION SET FORTH IN THE PROXY STATEMENT CONTINUES TO APPLY AND SHOULD BE CONSIDERED IN VOTING YOUR SHARES.

NOTICE OF CHANGE OF FORMAT OF 2020 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, JUNE 3, 2020

NOTICE IS HEREBY GIVEN that the format of the 2020 Annual Meeting of Stockholders of Nexstar Media Group, Inc. (the “Annual Meeting”) has been changed to a virtual-only meeting format due to public health and travel safety concerns relating to the coronavirus pandemic (“COVID-19”), and to support the health and safety of our stockholders, employees and other stakeholders. As a result, stockholders cannot attend the Annual Meeting in person. The Annual Meeting will continue to be held on Wednesday, June 3, 2020, at 10:00 a.m., Central Daylight Time, as previously announced.

As described in the previously distributed proxy materials for the Annual Meeting, stockholders of record as of the close of business on the record date, April 22, 2020, or those with a valid proxy from a bank, broker or other nominee that held our shares on the record date are entitled to vote on the matters to be considered at the Annual Meeting. The items of business are the same as set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 28, 2020.

If you are a stockholder of record, to attend, vote and submit questions at the virtual Annual Meeting, please visit: https://web.lumiagm.com/216457180 and enter the control number. If you hold your shares with American Stock Transfer & Trust Company, LLC (“AST”), your control number is in your proxy card. If you hold your shares in street name through an intermediary, such as bank, broker or other nominee, see instructions below. The password for the virtual meeting is nexstar2020. During the meeting, you may cast your vote by following the instructions on the virtual Annual Meeting website.

If you hold your shares with AST, and cannot locate your control number, you must contact AST’s customer services department at 1-800-937-5449 for domestic callers and 1-718-921-8300 for international callers to obtain your control number at least 48 hours in advance of the meeting date and start time. To cast your vote during the meeting, follow the instructions on the virtual Annual Meeting website for completing an online ballot and submit the completed ballot along with a copy of your legal proxy via email.

If you hold your shares in street name through an intermediary, such as a bank, broker or other nominee, you must obtain a control number from AST to vote at the virtual Annual Meeting. This will be a different number than what is on your voting instruction form. Before obtaining a control number from AST, you must first obtain proof of “legal proxy” from your bank, broker or nominee. Obtaining a “legal proxy” may take several days and stockholders are advised to request this document as far in advance as possible. Once your legal proxy is obtained, your bank, broker or other nominee must submit the control number request to AST via e-mail to proxy@astfinancial.com and also provide the legal proxy. You should also follow the instructions provided by your bank, broker or other nominee. Once you have your new control number, please follow the steps set forth above to access the virtual Annual Meeting website. To cast your vote during the meeting, follow the instructions on the virtual Annual Meeting website for completing an online ballot and submit the completed ballot along with a copy of your legal proxy via email.

A list of stockholders entitled to vote at the Annual Meeting will be available to stockholders for examination on the date of the Annual Meeting and for 10 days prior thereto. To review the list of stockholders in the ten days prior to the Annual Meeting, please contact nxst@jcir.com.

It is important that your shares be represented at the Annual Meeting and we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials that were previously distributed. The proxy card or voting instruction form you previously received may continue to be used to vote your shares in connection with the Annual Meeting. Stockholders who have previously sent in proxies, or voted via telephone or by Internet, do not need to take any further action.

By Order of the Board of Directors

/s/ Elizabeth Ryder

Elizabeth Ryder
Secretary

May 22, 2020

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 3, 2020: Nexstar Media Group, Inc.’s Annual Report of 10-K, Notice of Internet Availability of Proxy Materials and the Proxy Statement are available at https://www.astproxyportal.com/ast/13194/.